                                                                   EXHIBIT 10.11

                  FORM OF INVESTMENT MANAGEMENT TRUST AGREEMENT

    This Investment Management Trust Agreement is made as of ___________, 2006 by and between Navitas International Corporation, a Delaware corporation (the "Company"), and Continental Stock Transfer & Trust Company (the "Trustee").

    WHEREAS, the Company's Registration Statement on Form S-1, File No. 333-130697, as amended (the "Registration Statement"), for its initial public offering of securities (the "IPO") has been declared effective as of the date hereof by the Securities and Exchange Commission (the "Effective Date"); and

    WHEREAS, FTN Midwest Securities Corp. is acting as the representative (the "Representative") of the underwriters in the IPO; and

    WHEREAS, as described in the Registration Statement, and in accordance with the Company's Amended and Restated Certificate of Incorporation and the Underwriting Agreement, dated ____ __, 2006 between the Company and the Representative, $114,000,000 of the net proceeds of the IPO ($131,460,000 if the underwriters' over-allotment option is exercised in full) including a portion of the deferred underwriting discounts and commissions in the amount of $4,800,000 (or $5,520,000 if the over-allotment option is exercised in full) (the "Contingent Discount", which the Representative, on behalf of the underwriters, has agreed to deposit into the Trust Account (as defined below), will be delivered to the Trustee to be deposited and held in a trust account for the benefit of the Company, the Representative and the public holders (the "Public Stockholders") of the Company's common stock, par value $.0001 per share (the "Common Stock"), issued in the IPO as hereinafter provided and in the event the Units are registered in Colorado, pursuant to Section 11-51-302(6) of the Colorado Revised Statute. The amount to be delivered to the Trustee will be referred to herein as the "Property." The Public Stockholders, the Representative and the Company will be referred to together as the "Beneficiaries"; and

    WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property;

    NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1. Agreements and Covenants of Trustee. The Trustee hereby agrees and covenants to:

    (a) Hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement, including the terms of Section 11-51-302(6) of the Colorado Revised Statutes, in a segregated trust account ("Trust Account") established by the Trustee at a branch of JPMorgan Chase Bank, N.A., selected by the Company and utilizing the services of a security broker selected by the Company;

    (b) Manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;

    (c) In a timely manner, upon the written instruction of the Company, to invest and reinvest the Property in any "Government Security" or in money market funds selected by the Company meeting the conditions specified in Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, as determined by the Company. As used herein, "Government Security" means any Treasury Bill issued by the United States, having a maturity of one hundred and eighty days or less;
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    (d) Collect and receive, when due, all principal and income arising from the
Property, which shall become part of the "Property," as such term is used herein; and a portion of the income earned on the Property, up to a maximum of $2,565,000, may be released to the Company periodically to fund its working capital requirements pursuant to Section 2(b) below;

    (e) Notify the Company and the Representative of all communications received by it with respect to any Property requiring action by the Company;

    (f) Supply any necessary information or documents as may be requested by the Company in connection with the Company's preparation of the tax returns relating to income from the Property in the Trust Account or otherwise;

    (g) Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company and/or the Representative in writing to do so;

    (h) Render to the Company and to the Representative, and to such other person as the Company may instruct, monthly written statements of the activities of and amounts in the Trust Account reflecting all receipts and disbursements of the Trust Account;

    (i) Commence liquidation of the Trust Account only upon receipt of and only in accordance with the terms of a letter (the "Termination Letter"), in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, signed on behalf of the Company by its Chief Executive Officer, President, Vice President - Finance or Chairman of the Board, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account only as directed in the Termination Letter and the other documents referred to therein; and

    (j) Provide the Representative with a copy of any termination letter, Officer's Certificate and/or any other correspondence that it receives with respect to any proposed withdrawal from the Trust Account promptly after it receives the same.

2.  Limited Distributions Of Income From Trust Account.

    (a) If there is any income tax obligation relating to the income from the Property in the Trust Account, then, from time to time, at the written instruction of the Company accompanied by an Officer's Certificate signed by either the Chairman of the Board or President and Chief Executive Officer of the Company certifying as true, accurate and complete a copy of any tax return required to be filed on behalf of the Trust Account in respect of income earned on the Property held therein, the Trustee shall disburse to the Company by wire transfer, out of the Property in the Trust Account, the amount indicated by the Company as owing to each such taxing authority (and to the extent there is not sufficient cash in the Trust Account to pay such tax obligation, the Trustee shall liquidate such assets held in the Trust Account as shall be designated by the Company in writing); provided, however, that in no event shall the aggregate amount of all monies disbursed pursuant to this Section 2(a) exceed the income in respect of which such taxes are due and owing; and in all such cases the Trustee shall promptly provide the Representative with a copy of the Officer's Certificate it receives with respect to any proposed withdrawal from the Trust Account; and

    (b) Upon written request from the Company in a form substantially similar to that attached hereto as Exhibit C, the Trustee shall distribute to the Company a portion of the income earned on the Trust Account; provided, however, that the amount distributed by the Trustee to the Company pursuant to this Section 2(b) may not exceed (x) $1,425,000 in the first twelve months subsequent to the Effective Date; (y) $1,140,000 in the second twelve months subsequent to the Effective Date and (z) $2,565,000 in the aggregate; provided, further, that no amount distributed by the Trustee to the Company pursuant to this Section 2(b) may exceed the income actually received or paid on the amounts in the Trust Account (less any taxes due and payable thereon); and

    (c) Except as provided in Sections 2(a) and 2(b) above, no other distributions from the Trust Account shall be permitted except in accordance with Section 1(i) hereof.

3. Agreements and Covenants of the Company. The Company hereby agrees and covenants to:

    (a) Give all instructions to the Trustee hereunder in writing, signed by the Company's Chief Executive Officer, President, Vice President-Finance or Chairman of the Board. The Company shall promptly provide a copy of any such instructions to the Representative. In addition, except with respect to its duties under Sections 1(i) and 2 above, the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it in good faith believes to be given by any one of the persons authorized above to give written instructions, provided that the Company shall promptly confirm such instructions in writing, with a copy of such confirmation sent to the Representative;

    (b) Hold the Trustee harmless and indemnify the Trustee from and against, any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Trustee in connection with any action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any income earned from investment of the Property, except for expenses and losses resulting from the Trustee's gross negligence or willful misconduct. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this Section 4(b), it shall notify the Company in writing of such claim (hereinafter referred to as the "Indemnified Claim"). The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim, provided, that the Trustee shall obtain the consent of the Company with respect to the selection of counsel, which consent shall not be unreasonably withheld. The Company may participate in such action with its own counsel; and

    (c) Pay the Trustee an initial acceptance fee of $1,000, an annual fee of $3,000 and a transaction processing fee of $250 for each disbursement made pursuant to Section 2(b). It is expressly understood that the Property shall not be used to pay such fees and further agreed that said transaction processing fees shall be deducted by the Trustee from the disbursements made to the Company pursuant to Section 2(b). The Company shall pay the Trustee the initial acceptance fee and first year's fee at the consummation of the IPO and thereafter pay the annual fee on the anniversary of the Effective Date. The Trustee shall refund to the Company the annual fee (on a pro rata basis) with respect to any period after the liquidation of the Trust Account. The Company shall not be responsible for any other fees or charges of the Trustee except as set forth in this Section 3(c) and as may be provided in Section 3(b) hereof (it being expressly understood that the Property shall not be used to make any payments to the Trustee under such Section 3(b) or this Section 3(c)).

4. Limitations of Liability. The Trustee shall have no responsibility or liability to:

    (a) Take any action with respect to the Property, other than as directed in Sections 1 and 2 hereof and the Trustee shall have no liability to any party except for liability arising out of its own gross negligence or willful misconduct;

    (b) Institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received written instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;

    (c) Change the investment of any Property, other than in compliance with
Section 1(c);

    (d) Refund any depreciation in principal of any Property;

    (e) Assume that the authority of any person designated by the Company (and under certain circumstances the Representative) to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company (and, as applicable, the Representative) shall have delivered a written revocation of such authority to the Trustee;

    (f) The other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, except for the Trustee's gross negligence or willful misconduct. The Trustee may rely conclusively and shall be protected in acting upon any order, judgment, instruction, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Trustee, in good faith, to be genuine and to be signed or presented by the proper person or persons. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

    (g) Verify the correctness of the information set forth in the Registration Statement or to confirm or assure that any acquisition made by the Company or any other action taken by it is as contemplated by the Registration Statement;

    (h) File tax reports, prepare income tax returns or pay any taxes on behalf of the Trust Account (it being expressly understood that, as set forth in Section 2(a), if there is any income tax obligation relating to the income on the Property in the Trust Account, then, at the written instruction of the Company (accompanied by the certificate required by such Section 2(a)), the Trustee shall disburse funds by bank wire transfer out of the Property in the Trust Account to the Company's designated bank account in the amount specified by the Company as required to pay such taxes); and

    (i) Compute, confirm or otherwise verify amounts requested by the Company pursuant to Sections 2(a) or 2(b) above.

5.  Termination. This Agreement shall terminate as follows:

    (a) If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee, during which time the Trustee shall continue to act in accordance with this Agreement. At such time that the Company notifies the Trustee that a successor trustee has been appointed by the Company and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including but not limited to the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that, in the event that the Company does not locate a successor trustee within ninety (90) days of receipt of the resignation notice from the Trustee, the Trustee may, but shall not be obligated to, submit an application to have the Property deposited with the United States District Court for the Southern District of New York and upon such deposit, the Trustee shall be immune from any liability whatsoever that arises due to any actions or omissions to act by any party after such deposit;

    (b) At such time that the Trustee has completed the liquidation of the Trust Account in accordance with the provisions of Section 1(i) hereof, and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to Section 3(b).

6.  Miscellaneous.

    (a) The Company and the Trustee each acknowledge that the Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account. Upon receipt of written instructions, the Trustee will confirm such instructions with an Authorized Individual at an Authorized Telephone Number listed on the attached Exhibit D. The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such information, or of any change in its authorized personnel. In executing funds transfers, the Trustee will rely upon account numbers or other identifying numbers of a beneficiary, beneficiary's bank or intermediary bank, rather than names. The Trustee shall not be liable for any loss, liability or expense resulting from any error in an account number or other identifying number, provided it has accurately transmitted the numbers provided.

    (b) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws. It may be executed in several counterparts, each one of which may be delivered by facsimile transmission and each of which shall constitute an original, and together shall constitute but one instrument.

    (c) This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. The parties hereto may change, waive, amend or modify any provision contained herein with the written consent of the Representative and so long as such change, waiver, amendment or modification is in writing; provided, that any such change, waiver, amendment or modification that materially adversely affects the interests of the Public Stockholders. Any other change, waiver, amendment or modification to this Agreement shall be subject to approval by the Representative and by a majority of the Public Stockholders in addition to the written consent of the Representative. As to any claim, cross-claim or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury.

    (d) The parties hereto consent to the jurisdiction and venue of any state or federal court located in the State and County of New York for purposes of resolving any disputes hereunder. The parties hereto irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive. The parties hereto hereby waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

    (e) Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by facsimile transmission and shall be deemed given when so delivered personally or sent by facsimile transmission or, if sent by private national courier service, on the next business day after delivery to the courier, or if mailed, two business days after the date of the mailing, as follows:

            If to the Trustee, to:

            Continental Stock Transfer & Trust Company
            17 Battery Place, 8th Floor
            New York, New York 10004
            Attn: Frank Di Paolo, CFO
            Fax No.:  (212) 509-5150


            If to the Company, to:

            Navitas International Corporation
            4 Dublin Circle
            Burlington, Massachusetts 01803
            Attn: Servjeet S. Bhachu, General Counsel
            Fax No.:  (781) 334-0113

            and

            Bingham McCutchen LLP
            150 Federal Street
            Boston, MA 02110
            Attn: Julio E. Vega, Esq.

            Fax No.:  (617) 951-8736

            in either case with a copy to:

            FTN Midwest Securities Corp.
            350 Madison Avenue
            New York, New York 10038
            Fax No.: (212) 953-5222

            and

            Kelley Drye & Warren LLP
            Two Stamford Plaza
            281 Tresser Boulevard
            Stamford, CT 06901
            Attn: Randi-Jean G. Hedin, Esq.

            Fax No.: (203) 327-2669

    (f) This Agreement may not be assigned by the Trustee without the prior written consent of the Company and the Representative. This agreement may be assigned by the Company to a wholly-owned subsidiary of the Company upon written notice to the Trustee and the Representative.

    (g) Each of the Trustee and the Company hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder. The Trustee hereby waives any and all right, title, interest or claim of any kind ("Claim") in or to any distribution of the Trust Account, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account, for any reason whatsoever.

    (h) The Trustee hereby consents to the inclusion of Continental Stock Transfer & Trust Company in the Registration Statement and other materials relating to the IPO.
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                  [remainder of page intentionally left blank]

    IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

                                 CONTINENTAL STOCK TRANSFER & TRUST
                                 COMPANY, as Trustee

                                 By:
                                    --------------------------------------------
                                    Name:
                                    Title:

                                 NAVITAS INTERNATIONAL CORPORATION


                                 By:--------------------------------------------
                                    Name: Parag G. Mehta
                                    Title: President and Chief Executive Officer

                                    EXHIBIT A

                             [LETTERHEAD OF COMPANY]

                                  [INSERT DATE]

Continental Stock Transfer & Trust Company
17 Battery Place
8th Floor
New York, New York 10004
Attn: Frank Di Paolo, CFO

Re:   Trust Account No. [___________]
      Termination Letter

Gentlemen:

    Pursuant to Section 1(i) of the Investment Management Trust Agreement between Navitas International Corporation, a Delaware corporation (the "Company"), and Continental Stock Transfer & Trust Company (the "Trustee"), dated as of _____________, 2006 (the "Trust Agreement"; capitalized terms used without definition herein shall have the meanings given to them in the Trust Agreement), this is to advise you that the Company has entered into an agreement ("Business Agreement") with __________________ (the "Target Business") to consummate a business combination with Target Business (a "Business Combination") on or about [INSERT DATE]. The Company shall notify you at least 48 hours in advance of the actual date of the consummation of the Business Combination (the "Consummation Date").

    We are providing you with an affidavit or certificate of [name of officer], which verifies the vote of the Company's stockholders in connection with the Business Combination, including the identities of the Public Stockholders who exercised their conversion option in connection with the Business Combination (the "Vote Verification"). In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account to the effect that, on the Consummation Date, all of the funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company shall direct in writing on the Consummation Date.

    On the Consummation Date (i) counsel for the Company shall deliver to you written notification that the Business Combination has been consummated and (ii) the Company and the Representative shall deliver to you joint written instructions with respect to the transfer of the funds held in the Trust Account (the "Joint Instruction Letter") including such instructions as may be necessary to ensure compliance with Section 11-51-302(6) of the Colorado Revised Statutes. You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the counsel's letter and the Joint Instruction Letter. In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and be distributed after the Consummation Date to the Company. Upon the distribution of all the funds in the Trust Account pursuant to the terms hereof, the Trust Agreement shall be terminated.

    In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then the funds held in the Trust Account shall be reinvested as provided in the Trust Agreement on the business day immediately following the Consummation Date as set forth in the notice.

                                    Very truly yours, NAVITAS INTERNATIONAL
                                    CORPORATION

                                    By:
                                           -------------------------------------
                                           President and Chief Executive Officer

                                    EXHIBIT B

                             [LETTERHEAD OF COMPANY]

                                  [INSERT DATE]

Continental Stock Transfer & Trust Company
17 Battery Place
8th Floor
New York, New York 10004
Attn:  Frank Di Paolo, CFO

Re:   Trust Account No. [_________] Termination Letter

Gentlemen:

    Pursuant to paragraph 1(i) of the Investment Management Trust Agreement between Navitas International Corporation (the "Company") and Continental Stock Transfer & Trust Company (the "Trustee"), dated as of _____________, 2006 (the "Trust Agreement"), this is to advise you that the Company has been dissolved due to the Company's inability to effect a Business Combination within the time frame specified in the Company's prospectus relating to its IPO. Attached hereto is a certified copy of the Certificate of Dissolution as filed with the Delaware Secretary of State.

    In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account. In connection with this liquidation, you are hereby authorized, in your discretion, to establish a record date for the purposes of determining the Public Stockholders of record entitled to receive their per share portion of the Trust Account. The record date shall be within ten (10) days of the date of this letter. You will notify the Company in writing as to when all of the funds in the Trust Account will be available for immediate transfer ("Transfer Date") in accordance with the terms of the Trust Agreement and the Amended and Restated Certificate of Incorporation of the Company on a pro rata basis to the Public Stockholders of the Company, provided that you shall retain in the Trust Account an amount equal to estimated taxes that are or will be due on income of the Trust Account at an assumed rate of [_ %]. You shall commence distribution of such funds in accordance with the terms of the Trust Agreement and the Amended and Restated Certificate of Incorporation of the Company and you shall oversee the distribution of the funds. Upon the payment of all the funds in the Trust Account, the Trust Agreement shall be deemed terminated.

                                    Very truly yours, NAVITAS INTERNATIONAL
                                    CORPORATION

                                    By:    _____________________________________
                                           President and Chief Executive Officer

                                    EXHIBIT C

                             [LETTERHEAD OF COMPANY]

                                  [INSERT DATE]

Continental Stock Transfer & Trust Company
17 Battery Place 8th Floor
New York, New York 10004
Attn: Frank DiPaolo, CFO

Re: Trust Account No. [                  ] -- Distribution of Income on Property

Gentlemen:

Pursuant to Section 2(b) of the Investment Management Trust Agreement between Navitas International Corporation, a Delaware corporation ("Company"), and Continental Stock Transfer & Trust Company ("Trustee"), dated as of ________, 2006 (the "Trust Agreement"), we are requesting for our working capital purposes that you deliver to us $______________ representing a portion of the income earned on the Property and not exceeding the maximum amount set forth in Section 2(b) of the Trust Agreement. In accordance with the terms of the Trust Agreement, you are hereby directed and authorized to transfer said amount, less the transaction processing fee due to the Trustee for making such disbursement under Section 3(c) of the Trust Agreement, immediately upon your receipt of this letter to the Company's operating account at:

Bank:                  [_______________]

ABA #:                 [_______________]

Account Name:                                           .
Account Number:        [_______________]

Reference:             Distribution of Income Earned on Trust Property

                                    Very truly yours, NAVITAS INTERNATIONAL
                                    CORPORATION

                                    By:    _____________________________________
                                           President and Chief Executive Officer

                                    EXHIBIT D

                 AUTHORIZED INDIVIDUAL(S) AND TELEPHONE NUMBERS

                       AUTHORIZED FOR TELEPHONE CALL BACK

COMPANY:      Navitas International Corporation
              4 Dublin Circle
              Burlington, MA 01803
              Attn:  Parag G. Mehta
              Telephone:  (617) 721-8295
TRUSTEE:      Continental Stock Transfer  & Trust Company
              17 Battery Place
              8th Floor
              New York, New York 10004
              Attn: Frank Di Paolo, CFO
              Telephone: (212) 845-3270